Exhibit 99.1
January 17, 2019

Fellow shareholders,

We grew annual revenue 35% to $16 billion in 2018, and nearly doubled operating profits to $1.6 billion. Fueling this growth was our high member satisfaction, which propelled us to finish 2018 with 139 million paying memberships, up 9 million from quarter start and up 29 million from the beginning of the year.

(in millions except per share data and Streaming Content Obligations)	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19 Forecast
Revenue	$3,286	$3,701	$3,907	$3,999	$4,187	$4,494
Y/Y % Growth	32.6%	40.4%	40.3%	34.0%	27.4%	21.4%
Operating Income	$245	$447	$462	$481	$216	$400
Operating Margin	7.5%	12.1%	11.8%	12.0%	5.2%	8.9%
Net Income	$186	$290	$384	$403	$134	$253
Diluted EPS	$0.41	$0.64	$0.85	$0.89	$0.30	$0.56

Global Streaming Paid Memberships	110.64	118.90	124.35	130.42	139.26	148.16
Y/Y % Growth	24.2%	26.0%	25.6%	25.4%	25.9%	24.6%
Global Streaming Paid Net Additions	6.62	8.26	5.45	6.07	8.84	8.90

Net cash (used in) operating activities	$(488)	$(237)	$(518)	$(690)	$(1,235)
Free Cash Flow	$(524)	$(287)	$(559)	$(859)	$(1,315)
EBITDA	$313	$534	$563	$584	$328
Shares (FD)	448.1	450.4	451.6	451.9	451.1
Streaming Content Obligations* ($B)	17.7	17.9	18.4	18.6	19.3
Note: Figures are consolidated, including DVD.
*Corresponds to our total known streaming content obligations as defined in our financial statements and related notes in our most recently filed SEC Form 10-K

1

Q4 Results and Q1 Forecast
Average paid memberships and ASP rose 26% and 3% year over year, respectively. Excluding the impact of F/X, international ASP increased 6% year over year and 1% sequentially. Foreign exchange headwinds continued to move against us in the quarter, similar to the trend we saw in Q3’18.
As expected, Q4 operating margin dipped to 5.2% vs. 7.5% prior year due to so many titles launching in the quarter. Our full year 2018 operating margin of 10% was in-line with our target. EPS of $0.30 vs. $0.41 included a $22 million non-cash unrealized gain from F/X remeasurement on our Euro denominated debt.
We added a record 8.8m paid memberships (1.5m in the US and 7.3m internationally), higher than our beginning-of-quarter expectation for 7.6m paid net adds and up 33% year over year. For the full year, paid net adds grew 33% to 29m vs. the 22m we added in 2017.
As discussed in our last letter, we reclassified1 certain personnel costs from G&A to Cost of Revenues and Marketing, and from Technology & Development to Other Cost of Revenues. This change has no impact on operating profit or margin or total operating expenses and historical quarterly pro forma financial statements for 2016-2018 can be found here2.
The quarterly guidance we provide is our actual internal forecast at the time we report and we strive for accuracy. For Q1’19, we forecast global paid net additions of 8.9m, +8% year over year, with 1.6m in the US and 7.3m internationally. Our Q1’19 revenue forecast represents 21% year over year growth (27% FX neutral). Our paid member growth is fairly consistent. Quarter to quarter, revenue growth varies due to factors like FX changes and timing of price changes across different markets. For example, we forecast Q1’19 international ASP will be up year over year, excluding FX.

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1 https://d18rn0p25nwr6d.cloudfront.net/CIK-0001065280/d11fdb4f-97b7-4ff1-b3b0-9ddc7df9e73c.pdf
2 https://www.netflixinvestor.com/financials/financial-statements/default.aspx

2

We change pricing from time to time as we continue investing in great entertainment and improving the overall Netflix experience. We want to ensure that Netflix is a good value for the money and that our entry price is affordable. We just increased our US prices for new members, as we did in Q4 in Canada and Argentina, and in Japan in Q3. The new pricing in the US will be phased in for existing members over Q1 and Q2, which we anticipate will lift ASP.
Our multi-year plan is to keep significantly growing our content while increasing our revenue faster to expand our operating margins. We’re targeting a 9% operating margin in Q1’19, which we expect will grow over the course of the year and our full year operating margin target for 2019 remains 13% vs. 10% in 2018. A majority of our revenue is not in dollars, so when there are material FX moves, investors know to expect proportionate top line changes. In such FX cases, we’ll seek to adjust our prices and costs over time, but since that will lag the revenue changes, and since we don’t hedge FX, this would lead to short-term margin variations from our steady progression.
Content
In its first 4 weeks on Netflix, we estimate that Bird Box from director Susanne Bier will be enjoyed by over 80 million member households, and we are seeing high repeat viewing. In combination with our other movie hits such as: Dumplin’ from director Anne Fletcher, Chris Columbus-produced The Christmas Chronicles,3 Alfonso Cuarón’s critically acclaimed ROMA,4 Paul Greengrass’ 22 July, Tamara Jenkins’ Private Life5 and the Coen brothers’ The Ballad of Buster Scruggs,6 we are beginning to have our original movie7 offering mirror the success of our series offering for consumer enjoyment. The global reach of our audience and the quality of the experience producing for Netflix continues to attract the world’s top directors. We are expanding the film market: while our films drew bigger and bigger audiences in Q4, the North American box office also set records. Today, five weeks after its Netflix debut, ROMA is still being exhibited in theaters and has played on over 900 unique screens around the world, including some special 70mm format presentations. People love films...at home and in theaters.
Around the world, our titles are not only pleasing consumers, but they are transforming the careers of our talent. Elite, our Spanish original, has been a huge success with over 20 million member households around the world enjoying the series in its first four weeks on service.8 In addition to being highly watched, social engagement has been phenomenal and the cast’s popularity on social media skyrocketed, continuing to demonstrate our ability to be a launching pad for talent.

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3 https://www.hollywoodreporter.com/news/christmas-chronicles-director-chris-columbus-kurt-russell-santa-1163161
4 https://www.rollingstone.com/movies/movie-reviews/roma-movie-review-758113/
5 https://www.rottentomatoes.com/m/private_life_2018
6 https://www.vanityfair.com/hollywood/2018/11/ballad-of-buster-scruggs-movie-review-coen-brothers-netflix
7 https://variety.com/2019/film/opinion/top-10-best-netflix-original-films-of-2018-1203097500/
8 For series, due to their highly variable length, we count a viewer if they substantially complete at least one episode (70%). For a film, it is if they substantially complete the film (70%).

3

We’re making significant investments in productions all over the world because we have seen that great stories transcend borders. For example, Bodyguard (co-produced with BBC One, from ITV Studios) ranks as one of our most enjoyed co-productions. Baby, our second original series from Italy, and The Protector, our first Turkish original series, both saw strong viewing both inside and outside their home countries. All three of these debut seasons from around the world were each enjoyed by over 10 million member households in their first four weeks.
From Hollywood, in Q4 we launched new global scripted series like The Haunting of Hill House,9 Chilling Adventures of Sabrina, and The Kominsky Method (from Chuck Lorre, starring Michael Douglas and Alan Arkin), as well as new seasons of returning shows like adult animation Big Mouth and Narcos: Mexico, the latest installment in the Narcos franchise. We were very pleased with our launch of You10 three weeks ago; we estimate it will be watched by over 40 million member households in its first 4 weeks on Netflix. This binge-worthy show started as a Lifetime linear series in the US, but is now a full Netflix global original. A week ago, we launched Sex Education from the UK and it is also tracking to be a huge hit (estimated over 40 million households watching the title within the first 4 weeks).
Netflix films and TV shows picked up five 2019 Golden Globe wins,11 including Best Comedy Series for The Kominsky Method and Best Actor in a Comedy Series for Michael Douglas and Best Actor in a Drama Series for Richard Madden from Bodyguard. Alfonso Cuarón won the Golden Globe for Best Feature Director and Best Foreign Language Feature for ROMA.

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9 https://www.rollingstone.com/tv/tv-features/the-haunting-of-hill-house-review-737658/
10 https://www.theringer.com/tv/2019/1/11/18177643/you-netflix-effect
11 https://variety.com/2019/film/awards/golden-globes-2019-winners-recap-1203100429/

4

As a result of our success with original content, we’re becoming less focused on 2nd run programming. For example, we launched our originals strategy for the unscripted genre only two years ago. Today, Netflix originals, like Tidying Up with Marie Kondo,12 account for a majority of total unscripted view share on Netflix, while viewing of all unscripted programming has increased meaningfully during that time. We are ready to pay top-of-market prices for second run content when the studios, networks and producers are willing to sell, but we are also prepared to keep our members ecstatic with our incredible original content if others choose to retain their content for their own services.
Looking forward in 2019, we will be launching many new highly-anticipated titles including The Umbrella Academy (February 15th); Triple Frontier from J.C. Chandor (March); The Irishman from Martin Scorsese; 6 Underground from Michael Bay; and The Politician from Ryan Murphy; as well as returning seasons of The Crown led by a new cast including Olivia Colman, Ben Daniels, and Helena Bonham Carter; 13 Reasons Why, La Casa de Papel, Elite, and, of course, Season 3 of the epic Stranger Things, coming to members all around the world on July 4th.
Product and Partnerships
We test many different approaches to our business in order to learn how to grow quickly. We continue to test new plan options (both below and above our existing offers) in certain markets. We are also expanding our bundled offerings which now include: Telefonica in Spain, Comcast and T-Mobile in the US, Sky in the UK and Germany, Free in France, and KDDI in Japan. As discussed in our Q1’18 investor letter, in the case of these hard bundles, we report revenue net of economics we share with our partners.
On December 28, we released Black Mirror: Bandersnatch, our first interactive movie for adults, allowing viewers to make decisions on behalf of the lead character. We’ve created thousands of different pathways to make it through the story, including multiple endings. This level of complexity necessitated the creation of a system to make such storytelling manageable. “Branch Manager” helped series creator and writer Charlie Brooker and our internal teams produce this popular multi-branched movie. We’ll be using Branch Manager to construct additional interactive projects going forward. We’re thrilled with the global excitement that Bandersnatch has created and it serves as a strong example of how we can marry technology and entertainment to evolve video storytelling.
Competition
In the US, we earn around 10% of television screen time13 and less than that of mobile screen time. In other countries, we earn a lower percentage of screen time due to lower penetration of our service. We earn consumer screen time, both mobile and television, away from a very broad set of competitors. We compete with (and lose to) Fortnite more than HBO. When YouTube went down globally for a few minutes in October, our viewing and signups spiked for that time. Hulu is small compared to YouTube for viewing time, and they are successful in the US, but non-existent in Canada, which creates a comparison point: our penetration in the two countries is pretty similar. There are thousands of competitors in this highly-fragmented market vying to entertain consumers and low barriers to entry for those with great experiences. Our growth is based on how good our experience is, compared to all the other screen time experiences from which consumers choose. Our focus is not on Disney+, Amazon or others, but on how we can improve our experience for our members.
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12 https://www.theringer.com/tv/2019/1/15/18182690/marie-kondo-tidying-up-netflix-instagram-social-media-phenomenon
13 We serve on average about 100 million hours a day to television screens in the US, and we estimate television screens in the US are on about a billion hours daily (120m homes x 2 TVs x 4 hours, plus hotels, bars, etc).

5

Free Cash Flow and Capital Structure
Free cash flow in Q4’18 was -$1.3 billion vs. -$0.5 billion in Q4’17, totalling -$3 billion for 2018 (compared to our original forecasted range of -$3 to -$4 billion for the full year). We expect 2019 FCF will be similar to 2018 and then will improve each year thereafter (assuming, as we do, no material transactions). This FCF improvement will be driven by growing operating margin, which will allow us to fund more of our investment needs internally.
During Q4, we raised €1.1 billion 4.625% senior notes and $800 million 6.375% senior notes (weighted average coupon of 5.3%). As long as we judge our marginal after-tax cost of debt to be lower than our marginal cost of equity, we’ll continue to finance our working capital needs through the high yield market. We finished the year with cash of $3.8 billion and our $500 million unsecured credit facility remains undrawn.
Spence Neumann joins as CFO
We’re pleased that Spence Neumann has joined Netflix as our new CFO and we thank David Wells for his many contributions to Netflix. Spence is a veteran entertainment executive who brings a wealth of experience and new perspectives to the company as we expand our original content around the world.

6

Reference
For quick reference, our eight most recent investor letters are: October 2018,14 July 2018,15 April 2018,16 January 2018,17 October 2017,18 July 2017,19 April 2017,20 January 2017.21
Appendix

(in millions)	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19 Forecast
US Streaming:
Revenue	$1,630	$1,820	$1,893	$1,937	$1,996	$2,064
Contribution Profit*	$503	$633	$672	$688	$590	$705
Contribution Margin*	30.9%	34.8%	35.5%	35.5%	29.6%	34.2%
Paid Memberships	52.81	55.09	55.96	56.96	58.49	60.09
Paid Net Additions	1.47	2.28	0.87	1.00	1.53	1.60
Free Trials	1.94	1.62	1.42	1.51	2.07

International Streaming:
Revenue	$1,550	$1,782	$1,921	$1,973	$2,106	$2,350
Contribution Profit*	$39	$174	$188	$218	$82	$230
Contribution Margin*	2.5%	9.8%	9.8%	11.0%	3.9%	9.8%
Paid Memberships	57.83	63.82	68.39	73.46	80.77	88.07
Paid Net Additions	5.16	5.98	4.58	5.07	7.31	7.30
Free Trials	5.00	4.48	4.37	5.17	7.13

*Certain prior period amounts have been reclassified from G&A to Cost of revenues and Marketing and from Tech & Dev to Cost of revenues to conform to current period presentation

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14 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2018/q3/FINAL-Q3-18-Shareholder-Letter.pdf
15 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2018/q2/FINAL-Q2-18-Shareholder-Letter.pdf
16 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2018/q1/FINAL-Q1-18-Shareholder-Letter.pdf
17 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2017/q4/COMBINED-Q4-17-Shareholder-Letter-FINAL.pdf
18 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2017/q3/Q3_17_Shareholder_Letter_COMBINED.pdf
19 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2017/q2/Q2_17_Shareholder_Letter.pdf
20 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2017/q1/Q117ShareholderLetterV2FINAL.pdf
21 https://s22.q4cdn.com/959853165/files/doc_financials/quarterly_reports/2016/q4/Q416ShareholderLetter.pdf

7

January 17, 2019 Earnings Interview, 3pm PST
Our video interview with Eric Sheridan of UBS will be on youtube/netflixir at 3pm PST today. Questions that investors would like to see asked should be sent to eric.sheridan@ubs.com. Reed Hastings, CEO, Spence Neumann, CFO, Ted Sarandos, Chief Content Officer, Greg Peters, Chief Product Officer and Spencer Wang, VP of IR/Corporate Development will all be on the video to answer Eric’s questions.

IR Contact:	PR Contact:
Spencer Wang	Richard Siklos
VP, Finance/IR & Corporate Development	VP, Corporate Communications
408 809-5360	408 540-2629

8

Use of Non-GAAP Measures
This shareholder letter and its attachments include reference to the non-GAAP financial measure of free cash flow and EBITDA. Management believes that free cash flow and EBITDA are important liquidity metrics because they measure, during a given period, the amount of cash generated that is available to repay debt obligations, make investments and for certain other activities or the amount of cash used in operations, including investments in global streaming content. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, operating income, diluted earnings per share and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Forward-Looking Statements
This shareholder letter contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding content investment; multi-year business plan; content performance; price changes; reliance on 2nd run programming; future content offerings, including interactive projects; partnerships; effect of competition on growth; free cash flow; future capital raises; domestic and international net and paid subscribers; revenue; contribution profit (loss) and contribution margin for both domestic international operations, as well as consolidated operating income, operating margin; net income, earnings per share and free cash flow. The forward-looking statements in this letter are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively; maintenance and expansion of device platforms for streaming; fluctuations in consumer usage of our service; service disruptions; production risks; actions of internet service providers; changes in government regulation; and, competition, including consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, as amended by Form 10-K/A, filed with the Securities and Exchange Commission on February 5, 2018. The Company provides internal forecast numbers. Investors should anticipate that actual performance will vary from these forecast numbers based on risks and uncertainties discussed above and in our Annual Report on Form 10-K, as amended by Form 10-K/A. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this shareholder letter.

9

Netflix, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenues	$4,186,841	$3,999,374	$3,285,755	$15,794,341	$11,692,713
Cost of revenues	2,733,400	2,531,128	2,214,334	9,967,538	8,033,000
Marketing	730,355	510,330	466,527	2,369,469	1,436,281
Technology and development	331,789	308,620	247,132	1,221,814	953,710
General and administrative	175,530	168,628	112,459	630,294	431,043
Operating income	215,767	480,668	245,303	1,605,226	838,679
Other income (expense):
Interest expense	(128,807)	(108,862)	(75,292)	(420,493)	(238,204)
Interest and other income (expense)	32,436	7,004	(38,681)	41,725	(115,154)
Income before income taxes	119,396	378,810	131,330	1,226,458	485,321
Provision for (benefit from) income taxes	(14,538)	(24,025)	(54,187)	15,216	(73,608)
Net income	$133,934	$402,835	$185,517	$1,211,242	$558,929
Earnings per share:
Basic	$0.31	$0.92	$0.43	$2.78	$1.29
Diluted	$0.30	$0.89	$0.41	$2.68	$1.25
Weighted-average common shares outstanding:
Basic	436,385	435,809	433,108	435,374	431,885
Diluted	451,116	451,919	448,142	451,244	446,814

10

Netflix, Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands)

	As of
	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$3,794,483	$2,822,795
Current content assets, net	5,151,186	4,310,934
Other current assets	748,466	536,245
Total current assets	9,694,135	7,669,974
Non-current content assets, net	14,960,954	10,371,055
Property and equipment, net	418,281	319,404
Other non-current assets	901,030	652,309
Total assets	$25,974,400	$19,012,742
Liabilities and Stockholders' Equity
Current liabilities:
Current content liabilities	$4,686,019	$4,173,041
Accounts payable	562,985	359,555
Accrued expenses	477,417	315,094
Deferred revenue	760,899	618,622
Total current liabilities	6,487,320	5,466,312
Non-current content liabilities	3,759,026	3,329,796
Long-term debt	10,360,058	6,499,432
Other non-current liabilities	129,231	135,246
Total liabilities	20,735,635	15,430,786
Stockholders' equity:
Common stock	2,315,988	1,871,396
Accumulated other comprehensive loss	(19,582)	(20,557)
Retained earnings	2,942,359	1,731,117
Total stockholders' equity	5,238,765	3,581,956
Total liabilities and stockholders' equity	$25,974,400	$19,012,742

11

Netflix, Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net income	$133,934	$402,835	$185,517	$1,211,242	$558,929
Adjustments to reconcile net income to net cash used in operating activities:
Additions to streaming content assets	(3,784,252)	(3,238,717)	(2,477,659)	(13,043,437)	(9,805,763)
Change in streaming content liabilities	266,653	65,868	53,446	999,880	900,006
Amortization of streaming content assets	2,053,660	1,911,767	1,713,863	7,532,088	6,197,817
Amortization of DVD content assets	8,965	9,959	12,289	41,212	60,657
Depreciation and amortization of property, equipment and intangibles	23,219	21,161	19,073	83,157	71,911
Stock-based compensation expense	88,714	82,316	48,530	320,657	182,209
Other non-cash items	9,336	8,962	14,126	40,428	57,207
Foreign currency remeasurement loss (gain) on long-term debt	(21,953)	(7,670)	25,740	(73,953)	140,790
Deferred taxes	(14,479)	(39,453)	(104,132)	(85,520)	(208,688)
Changes in operating assets and liabilities:
Other current assets	(88,359)	(30,364)	(87,090)	(200,192)	(234,090)
Accounts payable	121,831	(4,449)	63,969	199,198	74,559
Accrued expenses	(49,776)	134,000	(5,169)	150,422	114,337
Deferred revenue	44,176	18,983	83,197	142,277	177,974
Other non-current assets and liabilities	(26,741)	(25,609)	(33,657)	2,062	(73,803)
Net cash used in operating activities	(1,235,072)	(690,411)	(487,957)	(2,680,479)	(1,785,948)
Cash flows from investing activities:
Acquisition of DVD content assets	(7,507)	(7,731)	(10,507)	(38,586)	(53,720)
Purchases of property and equipment	(70,120)	(39,333)	(21,585)	(173,946)	(173,302)
Change in other assets	(2,731)	(121,630)	(3,749)	(126,588)	(6,689)
Purchases of short-term investments	—	—	—	—	(74,819)
Proceeds from sale of short-term investments	—	—	—	—	320,154
Proceeds from maturities of short-term investments	—	—	—	—	22,705
Net cash provided by (used in) investing activities	(80,358)	(168,694)	(35,841)	(339,120)	34,329
Cash flows from financing activities:
Proceeds from issuance of debt	2,061,852	—	1,600,000	3,961,852	3,020,510
Debt issuance costs	(18,879)	—	(16,828)	(35,871)	(32,153)
Proceeds from issuance of common stock	11,450	29,781	14,705	124,502	88,378
Other financing activities	(559)	(544)	66	(1,956)	255
Net cash provided by financing activities	2,053,864	29,237	1,597,943	4,048,527	3,076,990
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,957)	(5,562)	2,181	(39,682)	29,848
Net increase (decrease) in cash, cash equivalents, and restricted cash	733,477	(835,430)	1,076,326	989,246	1,355,219
Cash, cash equivalents, and restricted cash at beginning of period	3,078,564	3,913,994	1,746,469	2,822,795	1,467,576
Cash, cash equivalents, and restricted cash at end of period	$3,812,041	$3,078,564	$2,822,795	$3,812,041	$2,822,795

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Non-GAAP free cash flow reconciliation:
Net cash used in operating activities	$(1,235,072)	$(690,411)	$(487,957)	$(2,680,479)	$(1,785,948)
Acquisition of DVD content assets	(7,507)	(7,731)	(10,507)	(38,586)	(53,720)
Purchases of property and equipment	(70,120)	(39,333)	(21,585)	(173,946)	(173,302)
Change in other assets	(2,731)	(121,630)	(3,749)	(126,588)	(6,689)
Non-GAAP free cash flow	$(1,315,430)	$(859,105)	$(523,798)	$(3,019,599)	$(2,019,659)

12

Netflix, Inc.
Segment Information
(unaudited)
(in thousands)

	As of / Three Months Ended			As of/ Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Domestic Streaming
Paid memberships at end of period	58,486	56,957	52,810	58,486	52,810
Paid net membership additions	1,529	998	1,465	5,676	4,905
Free trials	2,065	1,507	1,940	2,065	1,940

Revenues	$1,996,092	$1,937,314	$1,630,274	$7,646,647	$6,153,025
Cost of revenues	1,093,446	1,038,473	916,100	4,038,394	3,470,859
Marketing	312,739	210,595	211,057	1,025,351	603,746
Contribution profit	589,907	688,246	503,117	2,582,902	2,078,420

International Streaming
Paid memberships at end of period	80,773	73,465	57,834	80,773	57,834
Paid net membership additions	7,308	5,070	5,156	22,939	16,649
Free trials	7,131	5,170	4,998	7,131	4,998

Revenues	$2,105,592	$1,973,283	$1,550,329	$7,782,105	$5,089,191
Cost of revenues	1,606,275	1,455,554	1,255,749	5,776,047	4,359,616
Marketing	417,616	299,735	255,470	1,344,118	832,535
Contribution profit (loss)	81,701	217,994	39,110	661,940	(102,960)

Domestic DVD
Paid memberships at end of period	2,706	2,828	3,330	2,706	3,330
Free trials	25	24	53	25	53

Revenues	$85,157	$88,777	$105,152	$365,589	$450,497
Cost of revenues	33,679	37,101	42,485	153,097	202,525
Contribution profit	51,478	51,676	62,667	212,492	247,972

Consolidated

Revenues	$4,186,841	$3,999,374	$3,285,755	$15,794,341	$11,692,713
Cost of revenues	2,733,400	2,531,128	2,214,334	9,967,538	8,033,000
Marketing	730,355	510,330	466,527	2,369,469	1,436,281
Contribution profit	723,086	957,916	604,894	3,457,334	2,223,432
Other operating expenses	507,319	477,248	359,591	1,852,108	1,384,753
Operating income	215,767	480,668	245,303	1,605,226	838,679
Other expense	(96,371)	(101,858)	(113,973)	(378,768)	(353,358)
Provision for (benefit from) income taxes	(14,538)	(24,025)	(54,187)	15,216	(73,608)
Net income	$133,934	$402,835	$185,517	$1,211,242	$558,929

13

Netflix, Inc.
Reclassification Reconciliation
(unaudited)
(in thousands)

	Three Months Ended December 31, 2018
	Per Previous Classification	Reclassifications	As Reported
Consolidated
Revenues	$4,186,841	$—	$4,186,841
Cost of revenues	2,599,089	134,311	2,733,400
Marketing	646,938	83,417	730,355
Technology and development	350,283	(18,494)	331,789
General and administrative	374,764	(199,234)	175,530
Operating Income	215,767	—	215,767
Operating Margin	5.2%	—%	5.2%

Domestic Streaming
Revenues	$1,996,092	$—	$1,996,092
Cost of revenues	1,041,126	52,320	1,093,446
Marketing	282,228	30,511	312,739
Contribution Profit	672,738	(82,831)	589,907
Contribution Margin	33.7%	(4.1)%	29.6%

International Streaming
Revenues	$2,105,592	$—	$2,105,592
Cost of revenues	1,524,284	81,991	1,606,275
Marketing	364,710	52,906	417,616
Contribution Profit	216,598	(134,897)	81,701
Contribution Margin	10.3%	(6.4)%	3.9%

14

Netflix, Inc.
Non-GAAP Information
(unaudited)
(in thousands)

	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
Non-GAAP Adjusted EBITDA reconciliation:
GAAP net income	$185,517	$290,124	$384,349	$402,835	$133,934
Add:
Other expense	113,973	146,962	33,577	101,858	96,371
Provision for (benefit from) income taxes	(54,187)	9,492	44,287	(24,025)	(14,538)
Depreciation and amortization of property, equipment and intangibles	19,073	19,041	19,736	21,161	23,219
Stock-based compensation expense	48,530	68,395	81,232	82,316	88,714
Adjusted EBITDA	$312,906	$534,014	$563,181	$584,145	$327,700

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